April 25, 2005
Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92600

Re:	Pacific Select Exec Choice Variable Life Insurance Policy,
Post-Effective Amendment #27, File #33-57908
Pacific Select Estate Preserver and Pacific Select Estate Preserver III Last Survivor
Flexible Premium Variable Life Insurance Policies,
Post-Effective Amendment #25, File #333-01713
Pacific Select M’s Versatile Product – Survivorship Last Survivor Flexible
Premium Variable Life Insurance Policy
Post-Effective Amendment #5, File #333-106969
Registration Statement on Form N-6

Dear Sir or Madam:

We hereby consent to the reference to Dechert LLP in the above-referenced registration statements.

Very truly yours,